As filed with the Securities and Exchange Commission on December 4, 2007

Registration No.  333-140530_

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 1

FILED PURSUANT TO RULE 462(d)

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Freedom Financial Holdings, Inc.

(Name of small business issuer in its charter)

Maryland (State of or other jurisdiction of incorporation or organization)	6163 (Primary Standard Industrial Classification Code Number)	56-2560951 (I.R.S. Employer Identification No.)

6615 Brotherhood Way

Fort Wayne, Indiana  46825

(260) 490-5363

(Address and telephone number of principal executive offices and principal place of business)

________________

HIQ MARYLAND CORPORATION 5TH FLOOR 516 NORTH CHARLES STREET BALTIMORE, MARYLAND 21201 (800) 564-5300	COPIES TO: RICHARD A. WEINTRAUB,ESQ. WEINTRAUB LAW GROUP PC 10085 CARROLL CANYON ROAD, SUITE 230 SAN DIEGO, CALIFORNIA 92131 (858) 566-7010

(Name, address and telephone number of agent for service)

_____________________

Approximate date of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  o

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  þ

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  o

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-140530) is filed pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statement

 Item 27.

Exhibits

Description

    Exhibit Number

Credit Agreement

10.61

Credit Agreement

10.62

Credit Agreement

10.63

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-140530) to be signed on its behalf by the undersigned, in the City of Fort Wayne, State of Indiana on November 14, 2007.

FREEDOM FINANCIAL HOLDINGS, INC.

_/s/_Brian K.  Kistler_______

Principal Executive Officer

Brian K. Kistler

/s/ Robin W. Hunt

Principal Accounting Officer And

Robin W. Hunt

Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated:

Name

Title

Date

_/s/_Brian K.  Kistler_______

Principal Executive Officer,

11/14/07

Brian K. Kistler

Director

/s/ Robin W. Hunt

Principal Accounting Officer,

11/14/07

Robin W. Hunt

Principal Financial Officer,

Secretary, Director

/s/ Rodney J. Sinn

Director

11/14/07

Rodney J. Sinn

/s/ Gregory K. Fields

Chief Operations Officer,

11/14/07

Gregory K. Fields

Director

/s Robert W. Carteaux

Director

11/14/07

Robert W. Carteaux

/s/ Harold Palmer

Director

11/14/07

Harold Palmer

/s/ Stan P. Lipp

Director

11-14-07

Stan P. Lipp

/s/ Robert Houlihan

Director

11/14/07

Robert Houlihan

INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Description

    Exhibit Number

Credit Agreement

10.61

Credit Agreement

10.62

Credit Agreement

10.63

4